     As Filed with the Securities and Exchange Commission on June 17, 1999
                          Registration No. 333-52731
     ---------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                             ---------------------

     POST-EFFECTIVE AMENDMENT NO. 5 TO FORM S-1 REGISTRATION STATEMENT ON
                                   FORM S-4
                             PURSUANT TO RULE 401
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             ---------------------

                          ROCKY MOUNTAIN INTERNET, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    04-3153858
  (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                    Identification No.)


                            CHRISTOPHER J. MELCHER
                        ROCKY MOUNTAIN INTERNET, INC.
                      999 EIGHTEENTH STREET, SUITE 2201
                              DENVER, COLORADO
                               (303) 672-0700
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                                   Copy to:

                               JEFFREY M. KNETSCH
                        BROWNSTEIN HYATT & FARBER, P.C.
                       410 SEVENTEENTH STREET, 22ND FLOOR
                             DENVER, COLORADO 80202
                                (303) 223-1100

                             ---------------------

Approximate date of commencement of proposed sale to public: as soon as practicable after the registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

                             ---------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT
--------                               -----------------------

  2.01     Agreement and Plan of Reorganization and Liquidation by and Among
           Rocky Mountain Internet, Inc., DataXchange Network, Inc., and
           Certain of the Shareholders of DataXchange Network, Inc., dated as of December 8, 1998 (13)

  3.01     Certificate of Incorporation (1)

  3.02     Bylaws of Rocky Mountain Internet, Inc. (1)

  3.03     Certificate of Amendment of Certificate of Incorporation of Rocky
           Mountain Internet, Inc. (16)

  3.04     Certificate of Designations of Series B Convertible Preferred
           Stock (16)

  4.01     Form of Warrant Agreement dated September 5,1996 between Rocky
           Mountain Internet, Inc. and American Securities Transfer, Inc. (1)

  4.02     Form of Subordinated Convertible Promissory Note (1)

  4.03     Form of Lock-Up Agreement for Shareholders (1)

  4.04     Form of Lock-Up Agreement for Preferred Stockholders (1)

  4.05     Form of Lock-Up Agreement for Debenture Holders (1)

  4.06     Form of Stock Certificate (1)

  4.07     Form of Warrant Certificate (1)

  4.08     Warrant Agreement between Rocky Mountain Internet, Inc. and
           Douglas H. Hanson dated October 1, 1997 (8)

  4.09     1996 Employees' Stock Option Plan (6)

  4.10     1996 Non-Employee Directors' Stock Option Plan (6)

  4.11     Rocky Mountain Internet Inc. 1997 Non-Qualified Stock Option Plan (7)

  4.12     1997 Stock Option Plan (9)

  4.12.1 First Amendment to Non-Qualified Stock Option Agreement pursuant to the Rocky Mountain Internet, Inc. 1997 Stock Option Plan (16)

  4.12.2 First Amendment to Incentive Stock Option Agreement pursuant to the Rocky Mountain Internet, Inc. 1997 Stock Option Plan) (16)

  4.13     Rocky Mountain Internet, Inc. 1998 Employees' Stock Option Plan (10)

  4.14     Rocky Mountain Internet, Inc. 1998 Non-Employee Directors' Stock
           Option Plan (11)

  4.15 Subscription Agreement, dated as of December 10, 1998, by and between Rocky Mountain Internet, Inc. and Koch Industries, Inc. (15)

  4.16 Subscription Agreement, dated as of December 10, 1998, by and between Rocky Mountain Internet, Inc. and Advantage Fund II Ltd. (15)

  4.17     Form of Common Stock Purchase Warrant issued to Koch Industries,
           Inc., Advantage Fund II Ltd., Wharton Capital Partners Ltd.,
           Leslie Bines, and Neidiger Tucker Bruner Inc. (15)

  4.18     Form of Registration Rights Agreement between Rocky Mountain
           Internet, Inc. and (i) Koch Industries, Inc.; and (ii) Advantage
           Fund II Ltd. (15)

  4.19     Form of Registration Rights Agreement between Rocky Mountain
           Internet and (i) Wharton Capital Partners Ltd.; (ii) Leslie Bines;
           and (iii) Neidiger Tucker Bruner Inc. (15)   5.01Opinion and
           Consent of Hall & Evans, L.L.C., as to legality of securities being registered. ***

 10.01     Agreement of Lease between Denver-Stellar Associates Limited
           Partnership, Landlord and Rocky Mountain Internet, Inc., Tenant (2)

 10.02     Asset Purchase Agreement - Acquisition of CompuNerd, Inc. (2)

 10.03     Confirmation of $2.0 million lease line of credit (2)

 10.04 Agreement between MCI and Rocky Mountain Internet, Inc. governing the provision of professional information system development services for the design and development of the MCI internal
           Intranet project referred to as Electronic Advice. (2)

 10.05     Sublease Agreement-February 26, 1997-1800 Glenarm, Denver, CO(4)

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT
--------                               -----------------------

 10.06     Acquisition Agreement for The Information Exchange (4)

 10.07     Asset Purchase Agreement for On-Line Network Enterprises (4)

 10.08     1996 Incentive Compensation Plan - Annual Bonus Incentive (4)

 10.09     1997 Incentive Compensation Plan - Annual Bonus Incentive (4)

 10.10     Termination Agreement of joint venture between Rocky Mountain
           Internet, Inc. and Zero Error Networks, Inc. (5)

 10.11     Private Placement Memorandum (5)

 10.12     Carrier Services Switchless Agreement Between Frontier
           Communications of the West, Inc. and Rocky Mountain Broadband,
           Inc.** (15)

 10.13     Wholesale Usage Agreement Between PSINet Inc. and Rocky Mountain
           Internet, Inc.** (15)

 10.14     PacNet Reseller Agreement between PacNet Inc. and Rocky Mountain
           Internet, Inc.** (15)

 10.15     Operating Agreement of The Mountain Area EXchange LLC (15)

 10.16     Software License and Consulting Services Agreement Between Rocky
           Mountain Internet, Inc. and Novazen Inc.** (15)

 10.19     Merger Agreement among Rocky Mountain Internet, Inc., RMI-INI,
           Internet Now, Hutchinson Persons, Leslie Kelly, Taufik, Islam,
           Susan Coupal, and Gary Kim, dated November 20, 1998 (12)

 10.20     Asset Purchase Agreement between Rocky Mountain Internet, Inc. and
           Unicom Communications Corporation dated as of November 24, 1998 (12)

 10.21     Asset Purchase Agreement among Rocky Mountain Internet, Inc.,
           Stonehenge Business Systems Corporation, Todd Keener, and Danette
           Keener, dated as of November 30, 1998 (12)

 10.22     Commitment letter dated December 10, 1998 from Advantage Fund Ltd.
           to Rocky Mountain Internet, Inc. (15)

 10.23     Agreement and Plan of Merger dated February 2, 1999 by and between
           Rocky Mountain Internet, Inc. and August 5th Corporation, d/b/a
           Dave's World (17)

 10.24     Asset Purchase Agreement by and among Rocky Mountain Internet,
           Inc., ImageWare Technologies, L.L.C., and Communication Network
           Services, L.L.C. (17)

 16.01     Letter re change in certifying accountant (3)

 16.02     Letter re change in certifying accountant (14)

 21.01     Subsidiaries of the Registrant (18)

 23.01     Consent of Ernst & Young LLP *

 23.02     Consent of Baird, Kurtz & Dobson *

 23.03     Consent of Hall & Evans, L.L.C. (included in Exhibit 5.01) ***

 27.01     Financial Data Schedule (18)


*          Filed herein.

** Portions of these documents have been omitted pursuant to a request for confidential treatment.

***        Previously filed.

(1) Incorporated by reference from the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-05040C) and amendments thereto, as previously filed with the Securities and Exchange Commission.

(2) Incorporated by reference from the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996.

(3) Incorporated by reference to the Registrant's Current Report on Form 8-K dated January 28, 1997.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

(5) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997.

(6) Incorporated by reference to the Registrant's documents filed with the Registrant's Initial Public Offering.

(7) Incorporated by reference to the Registrant's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on September 26, 1997.

(8) Incorporated by reference to the Registrant's Current Report on Form 8-K dated October 6, 1997.

(9) Incorporated by reference to the Definitive Proxy Statement (Appendix A) filed on Schedule 14A on February 13, 1998.

(10) Incorporated by reference to the Definitive Proxy Statement (Appendix B) filed on Schedule 14A on February 13, 1998.

(11) Incorporated by reference to the Definitive Proxy Statement (Appendix C) filed on Schedule 14A on February 13, 1998.

(12) Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 20, 1998.

(13) Incorporated by reference to the Registrant's Current Report on Form 8-K dated December 8, 1998.

(14) Incorporated by reference to the Registrant's Current Report on Form 8-K dated December 9, 1998.

(15) Incorporated by reference to the Registrant's Current Report on Form 8-K dated December 10, 1998.

(16) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (Reg. No. 333-52731) and amendments thereto, as previously filed with the Securiti es and Exchange Commission.

(17) Incorporated by reference to the Registrant's Current Report on Form 8-K dated February 2, 1999.

(18) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado, on June 17, 1999.


                                       ROCKY MOUNTAIN INTERNET, INC.
                                       a Delaware corporation
                                       By: /s/ Douglas H. Hanson
                                          --------------------------------
                                       Name:  Douglas H. Hanson
                                       Title: Chief Executive Officer and
                                              Chairman of the Board of
                                              Directors (PRINCIPAL EXECUTIVE
                                              OFFICER)



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated:


NAME                                   TITLE                    DATE
----                                   -----                    ----

/s/ Douglas H. Hanson             Chief Executive Officer       June 17, 1999
-----------------------------     and Chairman of the Board
    Douglas H. Hanson             of Directors (PRINCIPAL
                                  EXECUTIVE OFFICER)


/s/ Peter J. Kushar *             Chief Financial Officer and   June 17, 1999
-----------------------------     Treasurer (PRINCIPAL
    Peter J. Kushar               FINANCIAL OFFICER AND
                                  PRINCIPAL ACCOUNTING OFFICER)


/s/ Mary Beth Vitale *            President, Chief Operating    June 17, 1999
-----------------------------     Officer and Director
   Mary Beth Vitale


/s/ D.D. Hock *                   Director                      June 17, 1999
-----------------------------
    D.D. Hock


/s/ Robert S. Grabowski *         Director                      June 17, 1999
-----------------------------
    Robert S. Grabowski


/s/ Lewis J. Silverberg *         Director                      June 17, 1999
-----------------------------
    Lewis J. Silverberg



                                       * by Douglas H. Hanson, attorney-in-fact.